UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 5, 2005 (October 3, 2005)

INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)
Delaware	0-9722	63-0573222

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Madison Industrial Park IW 2000, Huntsville, AL		35894-0001

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (256) 730-2000

N/A

(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            Effective October 3, 2005, Anthony Colaluca, Jr. was appointed to serve as the Company's Chief Financial Officer and Executive Vice President.  Also, effective as of such date, Larry J. Laster resigned from such positions and was appointed to serve as the Company's Senior Vice President and Treasurer.

            Mr. Colaluca served as Senior Vice President and Chief Financial Officer of Harland Financial Solutions, Inc., a division of John H. Harland Company, from November 2003 through September 2005.  From August 2002 to October 2003, Mr. Colaluca served as Chief Financial Officer for Solution 6 North America, Inc.  Mr. Colaluca served as Chief Financial Officer, Treasurer and Secretary of Novient, Inc. from May 2000 through August 2002.  Mr. Colaluca received a degree in accounting and business administration from State University of New York at Albany and he is a certified public accountant.

            The Company has entered into a written employment agreement (the "Agreement") with Mr. Colaluca.  The Agreement has an initial term of one (1) year and renews for additional one (1) year terms, unless terminated by either the Company or Mr. Colaluca not less than ninety (90) days prior to the anniversary date.  By its terms, Mr. Colaluca's initial base salary was set at a rate of $325,000 per annum.  The Agreement also calls for Mr. Colaluca to be awarded 30,000 shares of restricted stock upon his employment pursuant to the terms of the Company's 2004 Equity Incentive Plan and the Company's form of restricted stock agreement for awards to executive officers.  By its terms, the award vests ratably in 25% annual increments over the next four years.  Notwithstanding the foregoing, the shares of restricted stock would become fully vested upon a change in control (as defined) or the termination of the executive by reason of death or disability.  Also, by its terms, the award would become vested as to a portion of the restricted shares (in proportion to grantee's length of employment during the restricted period) upon grantee's retirement or termination without cause, each as determined by the Compensation Committee.

            The Agreement also calls for the payment of a signing bonus in the amount of $85,000 and a guaranteed bonus of $120,000 for the remainder of 2005 which will be payable in 2006.  Thereafter, during the term of the Agreement, Mr. Colaluca will be entitled to a bonus opportunity in an amount not less than 75% of his annual salary.  The Agreement also provides for severance benefits in certain instances (excluding a decision by the Company not to renew the Agreement), including severance equal to one hundred percent (100%) of his base salary, a pro-rata portion of his target bonus and certain health benefits in the event Mr. Colaluca is terminated without cause or he resigns for good reason during the term of the Agreement.  The foregoing severance payments increase to one hundred fifty percent (150%) of Mr. Colaluca's base salary and one hundred fifty percent (150%) of his pro-rata target bonus if such termination occurs prior to the first anniversary of his employment with the Company.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                           INTERGRAPH CORPORATION

                                                                                           By:     /s/ Larry T. Miles
                                                                                                Name:  Larry T. Miles
                                                                                                Title:    Vice President and Controller

Date:  October 5, 2005